SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                Form 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934


Date of Report (Date of earliest
event reported):  March 27, 1997

                         LS CAPITAL CORPORATION
         (Exact name of registrant as specified in its Charter)

Delaware                         0-21566                      84-1219819
(State or other               (Commission File               (IRS Employer
jurisdiction of Incorporation)    Number)           Identification Number)


15915 Katy Freeway, Suite 250, Houston, Texas                    77094
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number,
including area code:   (713) 398-5588

                                 N/A
              (Former address if changed since last report)

Total number of pages contained in the Form:    2

This report does not contain any Exhibits or an Exhibit Index.
ITEM 9.

SALES OF EQUITY SECURITIES
PURSUANT TO REGULATION S

        On March 27, 1997, Registrant issued and sold 100,000 shares of its common stock, par value $.01 per share
("Common Stock"), to a foreign national pursuant to the exemption from registration provided by Regulation S (Rule 901 through 904) under the Securities Act of 1933 as amended. The Company received an aggregate amount of $100,000.00 from the sale. No underwriting discounts or commissions were involved in the sale.

        Also, on March 27, 1997, Registrant issued 50,000 shares of Common Stock to a foreign national pursuant to the exemption provided for by Regulation S. These shares were issued in consideration of the assignment of five limited partnership units of Amalgamated Precious Metals, L.L.P, a Nevada limited liability partnership (the "Partnership"). The Partnership is participating with American Holding Group of Las Vegas, NV and BHO Trust, an Arizona business trust, in a collateralized loan of $21 million of conditioned ore to a regional development commission in Arizona. The five units acquired constitute 20% of the outstanding partnership interests in the Partnership. No underwriting discounts or commissions were involved in the sale.

                             SIGNATURES

        Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  LS CAPITAL CORPORATION
                                  (Registrant)

Date: April 22, 1997              By:  /s/ Paul J. Montle
                                  Paul J. Montle, Chairman and
                                  Chief Executive Officer